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                                                                     EXHIBIT 23A

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated February 9, 2004, except with respect to Note
U, as to which the date is February 17, 2004, relating to the financial statements of BellSouth Corporation, which appears in this Form 10-K, in the following Registration Statements:

- Form S-3 (File No. 333-105708)

- Form S-3 (File No. 333-67084)

- Form S-8 (File No. 33-38264)

- Form S-8 (File No. 333-31600)

- Form S-8 (File No. 333-105709)

- Form S-8 (File No. 333-105710)

- Form S-8 (File No. 333-75660)

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
February 24, 2004